EXHIBIT 5(a)

                             AMENDED AND RESTATED

                        UNDERWRITING AND ADMINISTRATIVE

                               SERVICE AGREEMENT

                              AMENDED AND RESTATED

                        UNDERWRITING AND ADMINISTRATIVE

                               SERVICES AGREEMENT

                                 BY AND BETWEEN

                          USAA LIFE INSURANCE COMPANY

                                      AND

                           USAA LIFE INVESTMENT TRUST

                                      AND

                       USAA INVESTMENT MANAGEMENT COMPANY

                              AMENDED AND RESTATED
                        UNDERWRITING AND ADMINISTRATIVE
                               SERVICES AGREEMENT

         AGREEMENT made as of this 16th day of December, 1994, amended as of the 7th day of February, 1997, amended and restated as of the 26th day of February, 1998, amended and restated as of the 18th day of November, 1998, and amended and restated as of the 31st day of December, 1999, by and between USAA Life Insurance Company, a stock life insurance company organized under the laws of Texas (the "Company"), on its own behalf and on behalf of the Separate Account of USAA Life Insurance Company and the Life Insurance Separate Account of USAA Life Insurance Company, each an investment account organized under the laws of Texas ("Account"), USAA Life Investment Trust, a Delaware business trust (the "Trust"), and USAA Investment Management Company, a registered investment adviser and a registered broker-dealer organized as a corporation under the laws of Delaware (the "Underwriter").

         WHEREAS, the Company will be the issuer of certain variable annuity contracts (the "Contracts") and certain variable life insurance policies (the "Policies"), will fund the Contracts and Policies through the respective Accounts, wishes to invest the assets of each Account in shares of the Trust for the benefit of the owners of the Contracts and Policies (the "Contractowners"), and wishes to provide, directly or through agents, certain administrative and other services for the Trust; and

         WHEREAS, the Company will serve as the depositor of each Account, which will be a unit investment trust registered as an investment company under the Investment Company Act of 1940 (the "1940 Act"), and the security interests deemed to be issued by each Account under the respective Contracts and Policies will be registered as securities under the Securities Act of 1933 (the "1933 Act"); and

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         WHEREAS,  the Trust will be an open-end management  investment company under the 1940 Act, whose shares will be registered under the 1933 Act, and will make its shares available for purchase exclusively by each Account and wishes to have the Underwriter serve as its principal underwriter and the Company to provide, directly or through agents, certain administrative and other services for the Trust; and

         WHEREAS, the Contracts and Policies funded through the respective Accounts will provide for the allocation of net amounts among certain subaccounts of each Account (hereinafter referred to as the "Shareholders" of the Trust) for investment in such shares of the corresponding underlying funds of the Trust (the "Funds") as may be designated from time to time in the prospectus and statement of additional information of each Account (collectively, the "Account Prospectus") for the respective Contracts and Policies, the selection of the particular subaccount or subaccounts is to be made by the Contractowners, and such selection may be changed in accordance with the terms of the Contracts and Policies; and

         WHEREAS, the Underwriter, an affiliate of the Company's parent, has agreed to serve as investment adviser for the Trust pursuant to an investment advisory agreement with the Trust, wishes to serve as principal underwriter for the Trust, and has agreed to serve as the distributor for the Contracts and Policies pursuant to an Amended and Restated Distribution and Administration Agreement with the Company; and

         WHEREAS, the Company, the Trust, and the Underwriter wish to allocate certain expenses among themselves regarding the Trust and certain services to be provided to the Trust.

         NOW, THEREFORE, WITNESSETH: That, in consideration for the Trust's making its shares available for purchase by the Company for each of its Accounts, for the Company's and the Underwriter's providing services to the Trust and assuming expenses in connection with providing such services, and for other good and valuable consideration the

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receipt and  sufficiency of which is hereby  acknowledged,  it is hereby agreed between the parties as follows:

1.  APPOINTMENT OF UNDERWRITER.

         The Trust hereby appoints the Underwriter as the principal underwriter and distributor of the Trust to sell its shares to each Account, and the Underwriter hereby accepts such appointment.

2.  EXCLUSIVE NATURE OF DUTIES.

         The Underwriter shall be the exclusive representative of the Trust to act as principal underwriter and distributor.

3.  SALE AND REDEMPTION OF SHARES OF THE TRUST.

         3.1 The Trust, during the term of this Agreement, shall sell shares of each available Fund that the Company orders on behalf of each Account, based on transactions under Contracts or Policies, at net asset value as set forth in the Trust's Prospectus and Statement of Additional Information, as amended and in effect from time to time (collectively, the "Prospectus"), and upon the terms and conditions set forth below.

         3.2 Any orders to purchase shares of an available Fund based on transactions under Contracts or Policies will be effected at the Fund's net asset value per share as of the close of business on the Business Day the order is received by the Company or its designee, as agent for the Trust, provided that such order is received prior to the time the Fund calculates its net asset value on that Business Day. If such order is received after that time, the order will be effected at the Fund's net asset value as of the close of business on the next Business Day. Business Day shall mean any day on which the Trust calculates the net asset value of its Funds pursuant to rules of the SEC and as described in the Trust's Prospectus. Any orders to

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purchase shares of an available Fund not based on transactions  under Contracts or Policies will be effected at the Fund's net asset value per share next computed after the order is received by the Trust.

         3.3 The Trust will redeem for cash from the Company those full or fractional shares of each Fund that the Company requests from time to time. The Trust will effect any orders to redeem shares of an available Fund based on transactions under Contracts or Policies at the Fund's net asset value per share computed as of the close of business on the Business Day the order is received by the Company or its designee, as agent for the Trust, provided that such order is received prior to the time the Fund calculates its net asset value on that Business Day. If such order is received after that time, the order will be effected at the Fund's net asset value as of the close of business on the next Business Day. Any orders to redeem shares of an available Fund not based on transactions under Contracts or Policies will be effected at the Fund's net asset value per share next computed after the order is received by the Trust.

         3.4 The Trust reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Trust's board of trustees (the "Board of Trustees") determines that it would be detrimental to the best interests of the Shareholders to make a redemption wholly in cash.

         3.5 No orders for the sale, redemption or repurchase of the Trust's shares (nor payment for shares, in the case of a purchase) shall be transmitted to the Underwriter. Sales, redemptions and repurchases shall be effected directly by the Company or its designee as transfer agent of the Trust. Payment for shares shall be transmitted by the Company or its designee directly to the Trust's custodian. Redemption and repurchase proceeds shall be allocated by the Company directly to the Trust's custodian.

         3.6 The Trust shall have the right to suspend redemption of shares of any Fund pursuant to the conditions set forth in the Prospectus. The Trust shall also have the right to suspend the sale of shares of any or all of its Funds at any time when it is authorized to

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
suspend redemption of such shares, or at any other time when there shall have occurred an extraordinary event or circumstance which, in the reasonable judgment of the Trust, makes it impractical or inadvisable to continue to sell any such shares.

         3.7 The Trust shall give the Underwriter prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of Trust shares as the Underwriter reasonably requests.

         3.8 The Board of Trustees may refuse to sell shares of any Fund to the Company, or suspend or terminate the offering of shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under Federal and any applicable state laws, necessary in the best interests of the Shareholders of the Trust.

         3.9 The Trust agrees that its shares shall be sold only to the Company. No shares of any Fund may be sold to the general public or to any life insurance company other than the Company.

         3.10 Issuance and transfer of the Trust's shares shall be by book entry only. Stock certificates shall not be issued to the Company. Shares ordered from the Trust shall be recorded in an appropriate title for the Company.

         3.11 The Trust shall furnish notice promptly to the Company of any income, dividends or capital gain distributions payable on the shares of any Fund. The Company hereby elects to receive all such income, dividends and capital gain distributions as are payable on Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such income, dividends and distributions.

         3.12 The Trust shall make the net asset value per share for each Fund available to the Company or its designee each day Monday through Friday, except days on which the New

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York Stock Exchange is closed,  as soon as reasonably  practical  after the net asset value per share is calculated.

         3.13 The Trust may establish additional Funds to provide additional funding media for the Contracts or Policies, or delete, combine, or modify existing Funds. The shares of any additional Fund may be made available to an Account by the Trust, pursuant to the terms of this Agreement, and any applicable reference to any Fund, the Trust or its shares herein shall include a reference to any such additional Fund.

4.  LEGAL COMPLIANCE.

         4.1  TAX LAWS.

         (a) The Trust represents that it shall make every effort to qualify and to maintain qualification of each Fund as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Trust or the Underwriter shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

         (b) The Company represents that it believes, in good faith, that the Contracts and Policies will be treated, respectively, as annuity contracts and life insurance policies under applicable provisions of the Code and that it will make every effort to maintain such treatment. The Company shall notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that any of the Contracts or Policies have ceased to be so treated or that they might not be so treated in the future.

         (c) The Trust represents that it shall make every effort to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Trust or the Underwriter shall notify the Company immediately upon having a reasonable basis for

                                       6
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believing  that a Fund has  ceased  to so  comply  or that a Fund  might not so comply in the future.

         (d) The Company represents that it believes, in good faith, that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. The Company shall make every effort to continue to meet such definitional requirements, and it shall notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         (e) The Trust represents that, under the terms of its investment advisory agreement with the Underwriter, which also serves as the investment adviser to the Trust, the Underwriter is and shall be responsible for managing the Trust in compliance with the Trust's investment objectives, policies and restrictions as set forth in the Prospectus. The Trust represents that these objectives, policies and restrictions do and shall include operating as (i) a RIC in compliance with Subchapter M and (ii) in compliance with Section 817(h) of the Code and regulations thereunder. The Trust has adopted and shall maintain procedures for ensuring that the Trust is managed in compliance with Subchapter M and Section 817(h) of the Code and the regulations thereunder. On request, the Trust shall also provide the Company with such materials, cooperation and assistance as may be reasonably necessary for the Company or any person designated by the Company to review from time to time the procedures and practices of the Underwriter, or any other provider of services to the Trust for ensuring that the Trust is managed in compliance with Subchapter M and Section 817(h) of the Code and the regulations thereunder.

         (f) The Trust shall furnish to the Company on a regular basis reports of all of the investments of each Fund in a form sufficient to permit the
Company to determine whether each Fund is in compliance with the diversification requirements of Section 817(h) of the

                                       7
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Code and the  regulations  thereunder  and  shall  take  immediate  action,  on learning through its own monitoring, or on advice from the Company, that any Fund is not in compliance with such requirements, to return to compliance with such requirements.

         (g) If any Fund is found not to comply with the diversification requirements at the end of a calendar quarter and the 30-day grace period allowed under the Code regulations, the Trust shall take all appropriate efforts immediately to restore any such Fund to compliance and shall fully cooperate with the Company in any effort to correct such diversification failure under procedures now or hereafter established by the Internal Revenue Service, including those set forth in Revenue Procedure 92-25.

         (h) Any additional income tax that is payable by a Contractowner, with any applicable interest and penalty thereon, as a result of the failure of any Fund to comply with either Subchapter M or Section 817(h) of the Code and the regulations thereunder, shall be borne by the Company.

         4.2   INSURANCE AND CERTAIN OTHER LAWS.

         (a) The Trust will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by the Company.

         (b) The Company represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under the Texas Insurance Code, and (iii) the Contracts or Policies comply in all material respects with all other applicable Federal and state laws and regulations.

         (c) The Company and the Underwriter represent and warrant that the Underwriter is a business corporation duly organized, validly existing, and in good standing under the laws

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of the State of Delaware  and has full  corporate  power,  authority  and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (d) The Underwriter and the Trust represent and warrant that the Trust is a business trust duly organized, validly existing, and in good standing under the laws of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         4.3  SECURITIES LAWS.

         (a) The Company represents and warrants that (i) it has registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for its variable annuity contracts and variable life insurance policies, respectively, (ii) each Account shall comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iii) each Account's 1933 Act registration statement relating, respectively, to the Contracts and Policies, together with any amendments thereto, shall at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (iv) each Account Prospectus shall at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) The Trust and the Underwriter represent and warrant that (i) Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) the Trust is and shall remain registered under the 1940 Act to the extent required by the 1940 Act, and (iii) the Trust shall amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

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         (c) The Trust  represents and warrants that (i) the Trust shall comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (ii) its 1933 Act registration statement, together with any amendments thereto, shall at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (iii) the Prospectus shall at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (d) The Trust shall register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Trust or the Company.

         4.4  NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

         The Underwriter or the Trust shall  immediately  notify the Company of
(i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Trust's registration statement under the 1933 Act or the Prospectus, (ii) any request by the Securities and Exchange Commission (the "SEC") for any amendment to such registration statement or Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Trust's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Trust shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Trust's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and Federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts or Policies issued or to be issued by the Company. The Underwriter and the Trust shall make every reasonable effort to prevent the issuance of any stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

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5.  DUTIES OF THE TRUST.

         5.1 The Trust shall furnish to and at the request of the Underwriter (paid for by the Company as set forth in Section 8.3) copies of the Prospectus, and all information, financial statements and other papers for use in connection with the distribution of shares of the Trust directly to each Account and, as conceptualized by the SEC, to the Contractowners.

         5.2  The  Trust  shall  furnish  directly  to  Shareholders   and,  as
conceptualized by the SEC, to the Contractowners (paid for by the Company as set forth in Section 8.3) copies of annual and interim reports of the Trust.

         5.3 The Trust shall provide such documentation, including a copy of any proxy material, reports to Shareholders, and other communications to Shareholders and other assistance as is reasonably necessary in order for the Company or its designee to timely distribute the proxy material, reports to Shareholders, and other communications.

         5.4 The Trust reserves the right to take all actions, including but not limited to the dissolution, merger, and sale of all assets of the Trust solely upon the authorization of its Board of Trustees.

         5.5 The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature, advertising, or other promotional material of the Trust in which the Company and/or either of its Accounts is named, at least fifteen (15) days prior to its intended use. No such material shall be used if the Company or its designee objects to such intended use within fifteen (15) days after receipt of such material.

         5.6 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, either of its Accounts or its Contracts or Policies other than the information or representations contained in a registration statement or an Account Prospectus, as such registration statement and Account Prospectus may be amended or supplemented from time to time, or in published reports for an Account that are in the public domain or approved by the Company for distribution to

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Contract owners,  or in sales  literature,  advertising,  or other  promotional material approved by the Company or its designee, except with the permission of the Company.

         5.7 The Trust shall provide to the Company one complete copy of all registration statements, Prospectuses, reports, proxy material, sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

6.  DUTIES OF THE UNDERWRITER.

         6.1 The Underwriter shall be subject to the direction and control of the Trust in the sale of its shares and shall not be obligated to sell any specific number of shares in any Fund.

         6.2 The Underwriter shall distribute the Prospectuses together with Account Prospectuses, as required by the SEC.

         6.3 In selling shares of the Trust, the Underwriter shall comply in all respects with the requirements of all Federal and state laws and regulations and the regulations of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the sale of Trust shares. Neither the
Underwriter nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Trust's registration statement or related Prospectus, as such registration statement or Prospectus may be amended from time to time, and any sales
literature,   advertising  or  other   promotional   materials   authorized  by
responsible officers of the Trust. The Underwriter shall cause any sales literature, advertising, or other promotional materials to be filed and, if necessary, approved by the NASD, the SEC, or any other required securities regulatory body.

         6.4 The Underwriter shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or be deemed an employee.

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         6.5 The  Underwriter  shall be responsible for its own conduct and the employment, control and conduct of its agents and employees, and for injury to such agents or employees or to others through its agents or employees. The Underwriter shall assume full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         6.6 The Underwriter shall maintain, at its own expense, insurance against public liability in such an amount as the Trust and the Underwriter may from time to time agree.

         6.7 The Underwriter agrees that it shall receive no compensation for the performance of its duties hereunder, except as otherwise herein specifically provided. No commission or other fee shall be charged or paid to any person or entity in connection with the sale of Trust shares hereunder.

         6.8 All services to be furnished by the Underwriter under this Agreement may be furnished through the medium of any Directors, officers, employees or agents of the Underwriter.

7.  DUTIES OF THE COMPANY.

         7.1 The Company, on behalf of the Underwriter, shall keep records showing the amount of any contribution to or withdrawal from any Account or subaccount investing in the Trust, which does not reflect an automatic transaction under a contract or policy (such as investments of net premium, death of insureds, deductions of fees and charges, transfers, surrenders, loans, loan repayments, deduction of loan interest, lapses, reinstatements, and similar automatic transactions), which records shall also include the name of the Company officer ordering the transaction and the date and time of day the transaction was ordered. It is hereby agreed that any issuance, redemption or repurchase of Trust shares relating to any such non-automatic transaction shall be at the Trust's net asset value next computed after the date and time of said order, and said order shall become irrevocable at the time as of which

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such value is next  determined.  The Company shall also maintain,  on behalf of the Underwriter, records of the dates and times of day at which all transactions occur, with the share and dollar amounts of such transactions, and all other records required by the Securities Exchange Act of 1934 and rules thereunder with respect to the issuance, redemption or repurchase of Trust shares. All records required by this paragraph to be maintained by the Company shall (i) be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, (ii) be and remain the property of the Underwriter, and (iii) be at all times subject to inspection by the SEC in accordance with Section 17(a) of such Act, and (iv) be surrendered promptly upon request without charge except for reimbursement of reasonable expenses.

         7.2 To the extent not required to be provided by the Underwriter pursuant to its Investment Advisory Agreement with the Trust, the Company shall provide all management, administrative, legal, clerical, accounting, and recordkeeping services necessary or appropriate to conduct the Trust's business and day-to-day operations (other than (A) investment advisory, custodial and transfer agent services, which shall be provided to the Trust pursuant to separate agreements and (B) services provided by outside legal counsel and independent auditors retained by the Trust). These services shall include:

                  (i) overseeing the Trust's insurance relationships;

                  (ii) preparing and or filing on behalf of the Trust (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Trust's Shareholders (and, as conceptualized by the SEC, Contractowners) and Trustees and reports to and other filings with the SEC (including, without limitation, the Trust's annual report to the SEC), and any other governmental agency, including any filings necessary to maintain registrations and qualifications of the Trust and its shares under Federal and state law, together with the preparation of related financial statements (the Underwriter and Trust agreeing to supply or cause to be supplied to the Company all necessary financial and other information in connection with the foregoing);

                  (iii) preparing and or filing on behalf of the Trust such applications and reports as may be necessary to register or maintain the Trust's registration and/or the registration of the shares of the Trust under the securities or "Blue Sky" laws of the various states selected by the Trust's distributor, together with the preparation of related financial statements, (the Fund or Funds agreeing to pay all filing fees or other similar fees in connection therewith);

                  (iv) overseeing all relationships  between the Trust, and its service providers, agents and/or designees, including any custodian, transfer agent, and dividend disbursing agent, independent auditor and outside legal counsel, including assistance in selection of such service providers agents and/or designees, the negotiation of agreements and the supervision of the performance of such agreements;

                  (v) authorizing and directing any of the Company's Directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected; and

                  (vi) providing the services of individuals competent to perform all of the Trust's executive, administrative, compliance and clerical functions that are not performed by or through employees or other persons, agents or designees engaged by the Trust.

         7.3 In providing accounting services in connection with Section 7.2, the Company may arrange with the Underwriter to delegate to the Underwriter the performance of some or all of the accounting services.

         7.4 In connection with the services furnished in Section 7.2, the Company shall furnish personnel, and for the use of such personnel shall furnish office space and all necessary office facilities, business equipment, supplies, utilities and telephone service. In providing such services, the Company shall be at all times subject to the supervision and review of the Board of Trustees and in compliance with all applicable provisions, as in effect from time to time, of the Trust's Master Trust Agreement, Bylaws, Prospectus, the 1940 Act and regulations thereunder, and any other applicable laws and regulations. Trust records maintained by the Company hereunder shall be and remain the property of the Trust and shall be promptly surrendered or made available to the Trust or its designee, without charge, except for reimbursement of expenses for surrender of such documents, upon request by the Trust or upon termination of this Agreement.

         7.5 The Company shall provide to the Trust one complete copy of all registration statements, Account Prospectuses, reports, solicitations for voting instructions, sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to either Account or its respective Contracts or Policies, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

         7.6 The Company shall mail or otherwise distribute such proxy cards and other material supplied to it by the Trust in connection with Shareholder meetings of the Trust and shall receive, examine and tabulate returned proxies and voting instructions and certify the vote of each Fund of the Trust.

         7.7 If and to the extent required by law, and so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges, the Company shall, subject to Section 8 below:

                  (i) prepare, set in type, print in quantity and distribute proxy materials (including proxy statements, proxy cards and voting instruction forms) relating to either the Trust or either Account and the processing, including tabulation, of the results of voting instruction and proxy solicitations;

                  (ii)  solicit voting instructions from Contractowners;

                  (iii) vote  Fund  shares  in   accordance  with  instructions
         received from Contractowners;

                  (iv) vote Fund shares for which no instructions have been received, as well as Fund shares attributable to the Company other than under Contracts or Policies, in the same proportion as shares of such Fund for which instructions have been received;

         The Company reserves the right to vote Fund shares held in any segregated asset account or in its general account in its own right, to the extent permitted by law.

8.  ALLOCATION OF EXPENSES.

         8.1 Except as set forth below, each party to this Agreement shall bear, or arrange for others to bear, the costs and expenses of performing its obligations hereunder. Notwithstanding the foregoing:

         8.2 Subject to Section 8.4 below, the Trust agrees to bear, or arrange for others to bear, the expense of providing all management, administrative, legal, clerical, accounting, and recordkeeping services necessary or appropriate to conduct the Trust's business and day-to-day operations, including the expenses of the services of individuals under Section 7.2(vi), These expenses shall include the expense of:

         (a) all charges, commissions and fees agreed to by it pursuant to the Investment Advisory Agreement by and between the Trust and the Underwriter in the Underwriter's capacity as investment adviser;

         (b) the charges and expenses of independent auditors and outside legal counsel retained by the Trust;

         (c)  brokerage   commissions   for   transactions   in  the  portfolio
investments of the Trust and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

         (d) all taxes, including issuance and transfer taxes, and corporate fees, payable by the Trust to Federal, state or other governmental agencies;

         (e)  interest payable on the Trust's borrowings;

         (f) extraordinary or non-recurring expenses, such as legal claims and liabilities and litigation costs and indemnification payments by the Trust in connection therewith;

         (g) all expenses of Shareholders and Trustees' meetings (exclusive of compensation and travel expenses of those Trustees of the Trust who are "interested persons" of the Trust within the meaning of the 1940 Act), including those in Section 8.2(h), below;

         (h) compensation and travel expenses of those Trustees of the Trust who are not "interested persons" of the Trust within the meaning of the 1940 Act;
         (i) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian, or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

         (j) the fees and expenses (other than any such expenses referred to in
Section 8.3 below) involved in registering and maintaining registrations of the Trust and its shares with the Securities and Exchange Commission and various states and other jurisdictions, and in preparing and or filing on behalf of the Trust (or assisting counsel and/or auditors in the preparation of) all required tax returns and reports to and other filings with the SEC (including, without limitation, the Trust's annual report to the SEC), and any other governmental agency, together with the preparation of related financial statements (the Underwriter and Trust agreeing to supply or cause to be supplied to the Company all necessary financial and other information in connection with the foregoing);

         (k) membership or association dues for the Investment Company Institute or similar organization;

         (l) the cost of the fidelity bond required by 1940 Act Rule 17g-1 and any errors and omissions insurance or other liability insurance covering the Trust and/or its officers, Trustees and employees;

         (m) the preparation, setting in type, printing in quantity and distribution of materials distributed to then current Shareholders (and, as conceptualized by the SEC, Contractowners) of such materials as prospectuses, statements of additional information, supplements to prospectuses and statements of additional information, periodic reports to Shareholders (and, as conceptualized by the SEC, Contractowners), communications, and proxy materials (including proxy statements, proxy cards and voting instruction forms), together with the preparation of related financial statements, relating to the Trust and the processing, including tabulation, of the results of voting instructions and proxy solicitations;

         (n) furnishing, or causing to be furnished, to each Shareholder (to the extent not provided elsewhere in this Section 8.2) statements of account and/or financial and share ownership information including, but not limited to, the number and value of shares owned by each Shareholder;

         (o) postage; and

         (p) the expenses of the services provided by the Company under Section 7.4, above.

         8.3 To the extent not assumed by the Trust pursuant to Section 8.2 above, the Company, out of its general account, agrees to assume the expense of:

         (a)  organizational expenses of the Trust;

         (b) compensation and travel expenses of those Trustees of the Trust who are "interested persons" of the Trust within the meaning of the 1940 Act;

         (c) any activity that may be attributable to the Trust as primarily intended to result in the sale of Trust shares to other than then current Shareholders (and, as conceptualized by the SEC, Contractowners), including the preparation, setting in type, printing in quantity and distribution of such materials as prospectuses, statements of additional information, supplements to prospectuses and statements of additional information, sales literature (including the Trust's periodic reports to Shareholders and any Account periodic report to Contractowners), advertising and other promotional material relating to either the Trust or either Account and compensation paid to sales personnel;

         8.4 The Company, out of its general account agrees to pay directly or reimburse the Trust for the Trust's expenses set out in Section 8.2 above to the extent that such expenses, on behalf of each of the following respective Funds, exceed 0.65% of the monthly average net assets of USAA Life Variable Annuity World Growth Fund, 0.70% of the monthly average net assets of USAA Life Variable Annuity Aggressive Growth Fund, 1.10% of the monthly average net assets of the USAA Life Variable Annuity International Fund, and 0.35% of the monthly average net assets of each other Fund. (Effective May 1, 1998 (or such date as the Securities and Exchange Commission may declare a post-effective amendment to the Trust's registration statement regarding the matter effective under the 1933 Act), the names of the foregoing Funds, as set out in this
Section 8.4, are changed to exclude the term "Variable Annuity.")

         8.5 The Company, out of its general account, agrees to reimburse the Underwriter for all reasonable expenses that the Underwriter incurs in rendering services pursuant to this Agreement, the investment advisory agreement between the Underwriter and the Trust, and any other agreement between the Underwriter and the Trust or the Company, but only to the extent these expenses, collectively, exceed, on an annual basis, 0.20% of the monthly average net assets of the Money Market Fund, the Income Fund, the Growth and Income Fund, the World Growth Fund, the Diversified Assets Fund, 0.50% of the monthly average net assets of the Aggressive Growth Fund, and 0.65% of the monthly average net assets of the International Fund. As a pre-condition for such reimbursement, the Underwriter shall submit to the Company evidence of the Underwriter's expenses in such form as the Company and the Underwriter shall agree from time to time.

9. INDEMNIFICATION.

         9.1 The Underwriter shall indemnify and hold harmless the Trust and the Company and each of their Trustees, directors and officers (or former Trustees, directors and officers) and each person, if any, who controls the Trust or the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnitees") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the 1933 Act or under common law or otherwise which arise out of or are based upon (1) any untrue or alleged untrue statement of a material fact contained in information furnished to the Trust by the Underwriter for use in the Trust's registration statement, Prospectus, or annual or interim reports to Shareholders, (2) any omission or alleged omission to state a material fact in connection with such information furnished by the Underwriter to the Trust which is required to be stated in any of such documents or necessary to make such information not misleading, (3) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Underwriter or any agent or employee of the Underwriter or any other person for whose acts the Underwriter is responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on information furnished by the Trust, or (4) the willful misconduct or failure to exercise reasonable care and diligence on the part of the Underwriter or any agent or employee of the Underwriter or any other person for whose acts the Underwriter is responsible with respect to services rendered under this Agreement. This indemnity provision, however, shall not operate to protect any officer or Trustee of the Trust from any liability to the Trust or any shareholder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

         In case any action shall be brought against any Indemnitee, the Underwriter shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve it from liability to the Indemnitees against whom such action is brought otherwise than on account of this Section 9.1. The Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitees which are defendants in the suit. In the event the Underwriter elects to assume the defense of any such suit and retain such counsel, the Indemnitees which are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Underwriter does not elect to assume the defense of any such suit, the Underwriter will reimburse the Indemnitees which are defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Underwriter shall promptly notify the Trust and the Company of the commencement of any litigation or proceedings in connection with the issuance or sales of the shares.

         9.2 The Company shall indemnify and hold harmless the Trust and the Underwriter and each of their Trustees, directors and officers (or former Trustees, directors and officers) and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, "Indemnitees") against any loss, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the 1933 Act or under common law or otherwise which arise out of or are based upon (1) any untrue or alleged untrue statement of a material fact contained in information furnished to the Trust for use in the Trust's registration statement, Prospectus, or annual or interim reports to Shareholders, (2) any omission or alleged omission to state a material fact in connection with such information furnished by the Company to the Trust or the Underwriter, which is required to be stated in any of such documents or necessary to make such information not misleading, (3) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Company or any agent or employee of the Company or any other person for whose acts the Company is responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on information furnished by the Trust or the Underwriter, or (4) the willful misconduct or failure to exercise reasonable care and diligence on the part of the Company or any agent or employee of the Company or any other person for whose acts the Company is responsible with respect to services rendered under this Agreement. This indemnity provision, however, shall not operate to protect the Underwriter or any officer or Trustee of the Trust from any liability to the Trust or any shareholder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

         Notwithstanding Section 9.1, the Company shall indemnify and hold the Trust and the Underwriter and each of its Trustees, directors and officers, (or former Trustees, directors and officers) and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, harmless from all loss, cost, damage, and expense, including reasonable attorneys' fees, incurred by the Trust as a result of the failure at any time of any Fund of the Trust
(i) to operate as a regulated investment company in compliance with Subchapter M of the Code and the regulations thereunder or (ii) to comply with the investment diversification rules of Section 817(h) of the Code and the regulations thereunder; or (iii) any error or omission in any accounting data or calculation the collection and maintenance of which data or the production of which calculation is made the responsibility of the Company under this Agreement.

         In case any action shall be brought against any Indemnitee, the Company shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve it from liability to the Indemnitees against whom such action is brought otherwise than on account of this Section 9.2. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitees which are defendants in the suit. In the event the Underwriter elects to assume the defense of any such suit and retain such counsel, the Indemnitees which are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Indemnitees that are defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Company shall promptly notify the Trust and the Underwriter of the commencement of any litigation or proceedings in connection with the issuance or sales of the shares.

10.  REGULATORY REPORTS.

         The Underwriter, the Company and the Trust agree to furnish to each other, as appropriate, necessary cooperation, assistance and information in the following matters (which shall nevertheless be primarily the responsibility of the Company hereunder):

         10.1 The preparation of all reports as required by Federal or state law or regulations;

         10.2 The furnishing of any information or reports in connection with the services provided hereunder as may be requested by any state insurance commissioner, which request is made to ascertain whether the operations of any of the parties are being conducted in a manner consistent with applicable state insurance laws or regulations.

         10.3 The preparation of prospectuses, statements of additional information, registration statements, and amendments thereto that may be required by Federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

11.  DURATION AND TERMINATION OF AGREEMENT.

         11.1 This Agreement shall become effective as of December 31, 1999 and shall remain in force until January 1, 2001 and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees, or by the vote of a majority of the outstanding voting securities of the Trust, cast in person or by proxy, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, the Board of Trustees may, from time to time, establish a new effective date for the continuance of this Agreement with respect to any initial Fund and/or additional Fund; PROVIDED, that such new effective date precedes the then current termination date of the Agreement.

         11.2 This Agreement may be terminated at any time without the payment of any penalty, by the Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Underwriter or the Company on 120 days written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of termination of the Advisory Agreement between the Underwriter and any Fund of the Trust.

         11.3 The terms "assignment," "vote of a majority of the outstanding voting securities" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

12.  GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of Texas and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of Texas, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

13.  CONFIDENTIALITY.

         Neither the Company nor the Underwriter shall disclose or use any records or information obtained hereunder in any manner whatsoever except as expressly authorized hereunder and, further, they shall keep confidential any information obtained pursuant to their relationship with the Trust set forth herein, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is expressly required by applicable Federal or state regulatory authorities.

14.  COOPERATION UNDER THE AGREEMENT

         The Trust, Underwriter and Company represent and warrant that each will fully coordinate and cooperate with each other in assuring compliance under this Agreement with all federal and state laws and regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                          USAA LIFE INSURANCE COMPANY

                          BY:/s/ EDWIN L. ROSANE
                             -------------------
                             EDWIN L. ROSANE
ATTEST:                      President


/S/ DWAIN A. AKINS
-----------------------
DWAIN A. AKINS
Assistant Vice President and
Assistant Secretary

                          USAA LIFE INVESTMENT TRUST

                          BY:EDWIN L. ROSANE
                             ---------------
ATTEST:                      EDWIN L. ROSANE
                             President


/S/ DWAIN A. AKINS
-------------------
DWAIN A. AKINS
Assistant Secretary

                          USAA INVESTMENT
                          MANAGEMENT COMPANY

                          BY:/S/ MICHAEL J. C. ROTH
                             ----------------------
ATTEST:                      MICHAEL J. C. ROTH
                             President


/S/ MARK S. HOWARD
-------------------
MARK S. HOWARD
Assistant Secretary


97398